SERVICENOW, INC.
RESTATED CERTIFICATE OF INCORPORATION
(Pursuant to Section 245 of the General Corporation Law of the State of Delaware)

ServiceNow, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the state of Delaware (the “General Corporation Law”), does hereby certify as follows.
1.The name of this corporation is ServiceNow, Inc. This corporation was originally incorporated pursuant to the General Corporation Law on February 16, 2012.
2.The Board of Directors of this corporation duly adopted resolutions proposing to restate the Certificate of Incorporation of this corporation, which resolution setting forth the proposed restatement is as follows.
RESOLVED, that the Certificate of Incorporation of this corporation be restated in its entirety to read as set forth on Exhibit A attached hereto and incorporated herein by this reference.
Exhibit A referred to in the resolution above is attached hereto as Exhibit A and is hereby incorporated herein by this reference.
3.This Restated Certificate of Incorporation, which restates and integrates and does not further amend the provisions of this corporation’s Certificate of Incorporation as theretofore amended or supplemented and there is no discrepancy between the provisions of this corporation’s Certificate of Incorporation as theretofore amended and supplemented and the provisions of this Restated Certificate of Incorporation, has been duly adopted in accordance with Section 245 of the General Corporation Law.

IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 23rd day of May, 2025.

By: /s/ Russell S. Elmer
Russell S. Elmer, General Counsel and Secretary

EXHIBIT A

RESTATED CERTIFICATE OF INCORPORATION OF
SERVICENOW, INC.

ARTICLE I: NAME
The name of the corporation is ServiceNow, Inc. (the “Corporation”).

ARTICLE II: AGENT FOR SERVICE OF PROCESS
The address of the registered office of the Corporation in the State of Delaware is 850 New Burton Road, Suite 201, City of Dover, County of Kent, Delaware 19904. The name of the registered agent of the Corporation at that address is Cogency Global Inc.
ARTICLE III: PURPOSE
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV: AUTHORIZED STOCK
1.Authorized Stock. The total number of shares of all classes of stock which the Corporation has authority to issue is Six Hundred Ten Million (610,000,000) shares, consisting of two classes: Six Hundred Million (600,000,000) shares of Common Stock, $0.001 par value per share (“Common Stock”), and Ten Million (10,000,000) shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).
2.Designation of Additional Series.
2.1The Board of Directors of the Corporation (the “Board”) is authorized, subject to any limitations prescribed by the law of the State of Delaware, to provide for the issuance of the shares of Preferred Stock in one or more series, and, by filing a Certificate of Designation pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and relative, participating, optional or other rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase (but not above the total number of authorized shares of the class) or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding). The number of authorized shares of Preferred Stock may also be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of capital stock of the Corporation entitled to vote, without a vote of the holders of the Preferred Stock, unless a vote of any other holders is required pursuant to a Certificate of Designation establishing a series of Preferred Stock.
2.2Except as otherwise expressly provided in any Certificate of Designation designating any series of Preferred Stock pursuant to the foregoing provisions of this Article IV, any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board without approval of the holders of Common Stock or the holders of Preferred Stock, or any series thereof, and any such new series may have voting powers, preferences and relative, participating, optional or other rights, including, without limitation, voting rights, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of Common Stock, Preferred Stock, or any future class or series of Preferred Stock or Common Stock.
3.Voting Power of Common Stock. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock).
ARTICLE V: AMENDMENT OF BYLAWS
The Board shall have the power to adopt, amend or repeal the Bylaws of the Corporation (the “Bylaws”). Any adoption, amendment or repeal of the Bylaws by the Board shall require the approval of a majority of the Whole Board. For purposes of this Restated Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. The stockholders shall also have power to adopt, amend or repeal the Bylaws; provided, however, that in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Restated Certificate of Incorporation (including any Preferred Stock issued pursuant to any Certificate of Designation), the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws.
ARTICLE VI: MATTERS RELATING TO THE BOARD OF DIRECTORS
1.Director Powers. The conduct of the affairs of the Corporation shall be managed by or under the direction of the Board. In addition to the powers and authority expressly conferred upon them by statute or by this Restated Certificate of Incorporation or the Bylaws, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.
2.Number of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by resolution adopted by a majority of the Whole Board.
3.Board. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, directors shall be elected for a term of office to expire at the next annual meeting of stockholders after their election.
4.Term and Removal. Each director shall hold office until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal. Any director may resign at any time upon notice to the Corporation given in writing or by any electronic transmission permitted by the Bylaws. Subject to the rights of the holders of any series of Preferred Stock, except as otherwise provided by law, directors may be removed from the Board with or without cause by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock of the Corporation then entitled to vote at an election of directors voting together as a single class.
5.Vacancies. Subject to the rights of the holders of any series of Preferred Stock, any vacancy occurring in the Board for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, shall, unless (a) the Board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders or (b) as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and not by the stockholders. Any director elected in accordance with the preceding sentence shall, if elected to fill a vacancy not created by a newly created directorship, be elected to serve for the remainder of the term of the director being replaced or until such director’s earlier death, resignation or removal. Any director elected to fill a vacancy created by a newly created directorship shall hold office for a term expiring at the next annual meeting of stockholders or until such director’s earlier death, resignation or removal. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

ARTICLE VII: MATTERS RELATING TO THE STOCKHOLDERS
1.Written Ballot Not Required. Election of directors need not be by written ballot unless the Bylaws shall so provide.
2.No Action by Written Consent of the Stockholders. No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with this Restated Certificate of Incorporation and the Bylaws, and no action shall be taken by the stockholders by written consent.
3.Special Meetings of Stockholders. Special meetings of stockholders for any purpose or purposes may be called only in accordance with the Bylaws.
4.Nominations and Business Transacted at Meetings. Advance notice of stockholder nominations for the election of directors of the Corporation and of business to be brought by stockholders before any meeting of stockholders of the Corporation shall be given in the manner provided in the Bylaws. Business transacted at special meetings of stockholders shall be confined to the purpose or purposes stated in the notice of the meeting.
ARTICLE VIII: DIRECTOR AND OFFICER LIABILITY
1.Limitation of Liability. To the fullest extent permitted by law, no director or Officer (as defined below) of the Corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director or Officer. Without limiting the effect of the preceding sentence, if the DGCL is hereafter amended to authorize the further elimination or limitation of the liability of a director or Officer, then the liability of a director or Officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any amendment, repeal or elimination of this Section 1 of Article VIII shall not affect its application with respect to an act or omission by a director or Officer occurring before such amendment, repeal or elimination. All references in this Section 1 of Article VIII to an “Officer” shall mean only a person who, at the time of an act or omission as to which liability is asserted, falls within the meaning of the term “officer,” as defined in Section 102(b)(7) of the DGCL.

2.Change in Rights. Neither any amendment nor repeal of this Article VIII, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article VIII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.
ARTICLE IX: AMENDMENT OF CERTIFICATE OF INCORPORATION
The Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal any provision of this Restated Certificate of Incorporation.
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